Exhibit 5.1

4600 Madison Avenue, Suite 1000 Kansas City, MO 64112 Tel: 816.627.5332 www.sandbergphoenix.com

July 2, 2024

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Ladies and Gentlemen:

We have acted as special local counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), in connection with the merger (the “Merger”) of Blue Sky Merger Sub Inc. (“Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of the Company, with and into Heartland Financial USA, Inc., a Delaware corporation (“HTLF”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 28, 2024 (as amended from time to time, the “Merger Agreement”) by and among the Company, HTLF and Merger Sub, and the preparation and filing of the Company’s Registration Statement on Form S-4 (as amended through the date hereof and including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (a) shares of the Company’s common stock, par value $1.00 per share (the “Shares”), (b) shares of the Company’s 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “new UMB preferred stock”), and (c) the Company’s depositary shares, each representing 1/400th of a share of new UMB preferred stock (the “new UMB depositary shares”), in each case, to be issued in connection with the Merger. The Depositary Shares will be issued under a deposit agreement specifically relating to the new UMB preferred stock to be entered into among the Company, Computershare Trust Company, N.A., as the depositary, Computershare Inc. and the holders from time to time of depositary receipts issued thereunder (the “Deposit Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a) an executed copy of the Merger Agreement, filed as Annex A to the Registration Statement;

(b) the Registration Statement;

(c) a copy of the Company’s Amended and Restated Articles of Incorporation, as amended dated April 25, 2006;

(d) the form of the Company’s Amendment to the Restated Articles of Incorporation, attached to the Registration Statement as Annex B (the “Articles Amendment”);

(e) a copy of the Company’s Bylaws, amended as of April 13, 2023, certified by the Secretary of the Company;

(f) the Form of Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, of the Company attached to the Registration Statement as Annex C (the “Certificate of Designation”);

(g) the Deposit Agreement, including the form of receipt (the “Depositary Receipt”); and

(h) certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the new UMB preferred stock and the new UMB depositary shares and the Deposit Agreement, and certain related matters.

In addition, we have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications below, we advise you that, in our opinion:

1.

The Shares have been duly authorized by the Company and when the Registration Statement becomes effective under the Securities Act, the Shares, when issued by the Company in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable;

2.

The new UMB preferred shares have been duly authorized and when a Certificate of Designation relating to such shares has been properly filed with the Secretary of State of the State of Missouri and such shares are issued and delivered in accordance with the terms and conditions of the Merger Agreement, such shares will be validly issued, fully paid and non-assessable; and

3.

The new UMB depositary shares have been duly authorized, and assuming due execution and delivery of the Deposit Agreement by the Company and due authorization, execution and delivery of the Deposit Agreement by the depositary, when issued and delivered in accordance with the terms of the Deposit Agreement, each new UMB depositary share will represent an interest in a validly issued, outstanding, fully paid and non-assessable new UMB preferred share; and assuming due execution and delivery of the Depositary Receipts by the depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In rendering the above opinion, we have assumed that, prior to the issuance of the Shares and the new UMB preferred stock in connection with the consummation of the merger contemplated by the Merger Agreement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, (x) the issuance of the Shares and the new UMB preferred stock to holders of HTLF common stock pursuant to the Merger Agreement and (y) the Articles Amendment; (iii) the Articles Amendment, in the form filed as Annex B to the Registration Statement, without alteration or amendment (other than identifying the appropriate dates) will be duly authorized and executed and thereafter be duly filed with the Secretary of State of Missouri and will have become effective in accordance with The General and Business Corporation Law of Missouri and that no other certificate or document has been, or prior to the filing of the Articles Amendment will be, filed by or in respect of the Company with the Secretary of State of Missouri and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Articles Amendment; (iv) the Certificate of Designation, in the form filed as Annex C to the Registration Statement, without alteration or amendment (other than identifying the appropriate dates and signatory) will be duly authorized and executed and thereafter be duly filed with the Secretary of State of Missouri and will have become effective in accordance with The General and Business Corporation Law of Missouri and that no other certificate or document has been, or prior to the filing of the Certificate of Designation will be, filed by or in respect of the Company with the Secretary of State of Missouri and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Designation; (v) the Merger will have been consummated in accordance with the terms of the Merger Agreement; (vi) the Shares will have been registered by the transfer agent and registrar for the shares of the Company’s common stock, par value $1.00 per share; and (vii) the new UMB preferred stock will have been registered by the transfer agent and registrar for the shares of the Company’s preferred stock, par value $0.01 per share.

We are members of the Bar of the State of Missouri and the foregoing opinion is limited to the federal laws of the United States of America and the laws of the State of Missouri.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters,” as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Sandberg Phoenix & von Gontard P.C.